Exhibit 10.30
Second Amendment To The

KB Home

Section 409A Nonqualified Deferred Compensation Plan

This second amendment to the KB Home Section 409A Nonqualified Deferred Compensation Plan is adopted effective as of December 1, 2020:
    WHEREAS, KB Home (the “Company”) adopted the 409A Nonqualified Deferred Compensation Plan effective January 1, 2009 (the “Plan”) for the purpose of providing participants an opportunity to defer compensation that would otherwise be currently payable to such participants; and
    WHEREAS, pursuant to the authority reserved to the Company under the Plan, the Company desires to amend the Plan as set forth herein, effective December 1, 2020.

    NOW, THEREFORE, The Plan is hereby amended as follows:

    AMENDMENT
1.    Section 17.17 (Deduction Limitation on Benefit Payments) is hereby deleted in its entirety.

IN WITNESS WHEREOF, the Company has adopted this second amendment to the Plan as of December 1, 2020.

/S/ KB Home